Exhibit 10.23

AMENDED AND RESTATED
NOTICE OF GRANT OF STOCK OPTIONS	SITEL Corporation
AND SIGNATURE PAGE TO OPTION AGREEMENT	111 South Calvert Street
Suite 1900
Baltimore, MD 21202

[Optionee name]
[Optionee address]	Option No.

You have been granted an option pursuant to the Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan (the “Plan”).

The terms of the option are evidenced in the attached Amended and Restated Option Agreement (“Option Agreement”), to which this Amended and Restated Notice of Grant of Stock Options (“Notice of Grant”) serves as the signature page.  The following terms when used in the Option Agreement have the meanings set forth below:

Optionee:

Number of Option Shares:

Original Grant Date:

Amendment Date:	October 16, 1998

Option Exercise Price:	Three and 50/100 Dollars ($3.50)

Latest Expiration Date:	November 11, 2006

The date or dates on which the option becomes exercisable is governed by Section 3 of the Option Agreement, subject to additional terms and conditions set forth in the Option Agreement and the Plan.  In no event shall the option be exercisable after the Latest Expiration Date.

By your signature and the Company’s signature below, you and the Company agree that the option contained in the attached Option Agreement is granted under and governed by the terms and conditions of the Plan, of which you have received a copy.

SITEL CORPORATION	OPTIONEE

By:
October 16, 1998	Date:

AMENDED AND RESTATED

OPTION AGREEMENT

(Non-qualified Stock Option)

AMENDED AND RESTATED

SITEL CORPORATION 1995 EMPLOYEE

STOCK OPTION PLAN

THIS AGREEMENT amends and restates, as of the Amendment Date, the Agreement originally entered into as of the Grant Date between SITEL Corporation, a Minnesota corporation (the “Company”) and Optionee.  Certain capitalized terms used herein are defined in the attached Notice of Grant, which serves as the signature page to this Option Agreement and is incorporated herein by this reference.  All other capitalized terms used and not otherwise defined herein shall have the meanings given them in the Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan (“Plan”).

1.                                       Grant of Option.  The Company hereby grants to Optionee the option (“Option”) to purchase, up to and including in the aggregate, that number of shares of voting common stock of the Company, with a par value of $.001 each (the “Stock”) equal to the Number of Option Shares at the Option Exercise Price, subject in all respects to the terms and provisions of the Plan, which has been adopted by the Company and which is incorporated herein by reference.

2.                                       Option Exercise Price.  The Option Exercise Price as established by the Committee exceeds the Fair Market Value of a share of the Stock on the Amendment Date as determined in accordance with the Plan.

3.                                       When Option Is Exercisable; When Option Is Vested.  Section 3(a) specifies the date or dates upon which this Option becomes exercisable.  Sections 3(b) and 3(c), whichever is applicable, specifies the date or dates upon which this Option becomes nonforfeitable (“Vested”), and Section 3(c) specifies certain special exercise provisions that apply in such event.  For the avoidance of doubt, as used in this Agreement the term “Vested” has the meaning specified in this Section 3 rather than the definition of such term contained in the Plan.

(a)                                  Exercise of Option. This Option shall become exercisable in the installments specified below following the $9.00 Share Price Event (as defined below); provided that any portion of the Number of Option Shares which has not become exercisable prior to the Normal Vesting Date shall become exercisable on the Normal Vesting Date.  The “$9.00 Share Price Event” occurs when the average of the closing prices for the Company’s Common Stock as reported on the New York Stock Exchange throughout a consecutive thirty day trading period equals or exceeds Nine Dollars ($9.00) per share.  Upon the occurrence of the $9.00 Share Price Event, this Option shall become exercisable in an initial installment which permits the purchase of twenty percent (20%) of the Number of Option Shares for each annual anniversary date if any (up to five) which has occurred since October 16, 1998, rounded down to the nearest whole share; subsequent installments, if any, shall become exercisable on subsequent annual anniversaries of October 16, 1998

and shall permit the purchase of twenty percent (20%) of the Number of Option Shares.   Once an Option installment becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option.  This Option may be exercised during such period only in accordance with the other provisions of this Option Agreement and the terms of the Plan.  In no event may this Option be exercised after the Latest Expiration Date.

(b)                                 Normal Vesting. This Option shall become Vested on May 12, 2006 (“Normal Vesting Date”); provided however that the provisions of Section 3(c) shall apply instead of the provisions of this Section 3(b) if the event described in Section 3(c) occurs.

(c)                                  Accelerated Vesting.  If either of the following performance goals (as adjusted from time to time pursuant to Section 4, the “Performance Goals”) is achieved by the Company on any date prior to the Normal Vesting Date, as determined by the Compensation Committee in its sole discretion, then the provisions of this Section 3(c) shall apply instead of the provisions of Section 3(b):

PERFORMANCE GOALS

(1)                                  Revenue/Operating Margin Goal.  The Company has (i) annual revenues of Two Billion Dollars ($2,000,000,000) or more (“Revenue Goal”) and (ii) an average operating margin (expressed as a percentage) of ten and one-half percent (10.5%) or more during the four consecutive fiscal quarters ending with a quarter in which the Revenue Goal is achieved (“Operating Margin Goal”) (the Revenue Goal and Operating Margin Goal are collectively referred to as the “Revenue/Operating Margin Goal”).  The Revenue Goal is met if the Company has Five Hundred Million Dollars ($500,000,000) or more in revenues during a fiscal quarter of the Company, as reported on the Company’s 10-Q filed for such quarter.  Whether the Operating Margin Goal is met is determined by dividing total operating income for such entire four consecutive fiscal quarter period by total revenues for the same period, as derived from the information reported in the Company’s periodic reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.  For purposes of the Operating Margin Goal, “operating income” means operating income before interest, taxes and extraordinary gains and losses as shown in the Company’s consolidated statements of income (loss); or

(2)                                  Share Price Goal.       The average of the closing prices for the Company’s Common Stock as reported on the New York Stock Exchange throughout a consecutive six-month period ending before the Normal Vesting Date equals or exceeds Thirty Dollars ($30.00) per share (the “Share Price Goal”).

If one of the two Performance Goals is achieved before the Normal Vesting Date, this Option shall become Vested on the date on which the Company files its 10-Q reporting financial results which meet or exceed the Revenue/Operating Margin Goal or on the date that the Share Price Goal has been met (in either case, the “Accelerated Vesting Date”).  This Option shall be exercisable according to the same schedule set out in Section 3(a) above, except that if the Accelerated Vesting Date occurs before the $9.00 Share Price Event then the initial installment described in Section 3(a) shall be exercisable on the Accelerated Vesting Date and the subsequent installments, if any, described in Section 3(a) shall be exercisable on the subsequent annual anniversaries of October 16, 1998; provided that the legal representative of a deceased Optionee who dies on or after the Accelerated Vesting Date and an Optionee who achieves age fifty-five (55) or becomes Totally and Permanently Disabled on or after the Accelerated Vesting Date and while employed by the Company or its subsidiaries, but before all installments of this Option have become exercisable in accordance with Section 3(a), shall not be limited to annual installments but instead may purchase up to 100% of the Number of Option Shares covered by this Option beginning on the later of the Accelerated Vesting Date or the date of such death, achievement of age 55 or Total and Permanent Disability; and provided further that any portion of the Number of Option Shares which has not become exercisable prior to May 12, 2006 shall become exercisable on such date.

4.                                       Adjustment of Performance Goals.  If more than 50% of the Company’s annual revenue growth during any fiscal year (including any short fiscal year) ending on or before December 31, 2001 results from one or more acquisitions or mergers entered into after December 26, 1996, as determined by the Compensation Committee in its sole discretion, the Revenue Goal may be increased by the Compensation Committee in order to fairly compensate for such excess revenue growth from acquisitions or mergers.

5.                                       [Reserved]

6.                                       Effect of Termination of Employment.

(a) (1)  If, prior to the date on which this Option becomes Vested, the employment of Optionee with the Company or any Subsidiary terminates For Cause as determined by the Compensation Committee in its discretion, then this Option shall immediately expire upon such termination of employment.  (2) If, prior to the date on which this Option becomes Vested, the employment of Optionee with the Company or any Subsidiary terminates for any reason other than death or Total and Permanent Disability or termination of employment For Cause, then any portion of this Option which has not become exercisable under Section 3(a) shall immediately expire upon such termination of employment and any portion of this Option which has become exercisable under Section 3(a) shall remain exercisable until 12:00 Midnight on the three-month anniversary of the date of such termination of employment at which time this Option shall expire.

(b)                                 If, prior to the date on which this Option becomes Vested, the employment of Optionee with the Company or any Subsidiary terminates by reason of death or Total and Permanent Disability, then this Option shall Vest as to a prorated Number of Option Shares upon such date of termination of employment, such Vested Option as to such prorated Number of Option Shares shall be exercisable during a period of six (6) months following the earlier of the occurrence of the $9.00 Share Price Event or the Normal Vesting Date (but in any event no later than the Latest Expiration Date), and any unexercised portion of such Vested Option as to such prorated Number of Option Shares shall expire at the end of such six (6) month period. This Option shall expire on the date of termination of employment as to the Number of Option Shares which is in excess of the prorated Number of Option Shares.  The prorated Number of Option Shares shall be equal to the Number of Option Shares granted pursuant to this Agreement multiplied by a fraction, the numerator of which is the number of whole months (not greater than sixty (60)) which the Optionee has been employed by the Company since December 26, 1996 and the denominator of which is sixty (60).  Any exercise of Vested Options following Optionee’s death shall be made only by the deceased Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the deceased Optionee’s Will specifically devises such Option, in which case such exercise shall be made only by the beneficiary of such specific devise.  If a deceased Optionee’s personal representative or the beneficiary of a specific devise under such deceased Optionee’s Will is entitled to exercise any Option pursuant to the preceding sentence, then such representative or beneficiary shall be bound by all of the terms and provisions of the Plan and the applicable Option Agreement which would have applied to the deceased Optionee.

(c)                                  Optionee shall be deemed to have a “termination of employment” upon his or her ceasing to be employed by any of the Company or a Subsidiary or by a corporation assuming this Option in a transaction to which Section 424(a) of the Code applies.  The Committee in its discretion may determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Options theretofore granted under the Plan.  Such determination of the Committee shall be final, binding, and conclusive.

(d)                                 Notwithstanding any provision in the Plan to the contrary, an Optionee whose employment with the Company terminates for any reason after the Options granted to such Optionee become Vested shall be permitted to exercise such Options at the same times set forth in Sections 3(a) and 3(c) of this Option Agreement and subject to the same conditions as would have been applicable under this Option Agreement had the Optionee continued to be employed by the Company.  For purposes of clarity, the following sections of the Plan are expressly superseded by the provisions of this Option Agreement:  Section 7(j)(ii) of the Plan, which provides generally that Options which are Vested at the time that a Participant ceases to be an Employee (other than because of death, Total and Permanent Disability, or For Cause) shall expire at 12:00 Midnight on the three-month anniversary of the date that the Participant ceases to be an Employee; Section 7(k)

of the Plan, which provides generally that Options which are Vested, or which become Vested by reason of a Participant’s death, at the time that a Participant ceases to be an Employee by reason of death shall expire one year after the Participant’s death; Section 7(l) of the Plan, which provides generally that Options which are Vested, or which become Vested by reason of a Participant’s Total and Permanent Disability, at the time that a Participant ceases to be an Employee by reason of his or her Total and Permanent Disability, shall expire three months after such date; and Section 7(m) of the Plan, which provides generally that Options which are Vested at the time that a Participant ceases to be an Employee by reason of termination For Cause shall expire upon such termination For Cause.

7.                                       Manner of Exercise.  As to any portion or all of this Option which is then exercisable, this Option shall be exercised by Optionee delivering all of the following to the Company prior to the expiration, cancellation or termination of this Option:

(a) a written notice of exercise duly signed by Optionee, in the form attached to this Option Agreement as Exhibit A;

(b) a certified or cashier’s check (or other form of payment which is satisfactory to the Company in its sole discretion) representing full payment of the Option Exercise Price for the shares of Stock being purchased;

(c) a Voting Agreement duly signed by Optionee, in the form attached to this Option Agreement as Exhibit B, if Optionee has not previously executed and delivered to the Company a Voting Agreement covering the shares of Stock issued or issuable pursuant to this Option; and

(d) an Irrevocable Proxy duly signed by Optionee, in the form attached to the Voting Agreement, if Optionee has not previously executed and delivered to the Company an Irrevocable Proxy covering the shares of Stock issued or issuable pursuant to this Option.

Optionee acknowledges that before any shares will be delivered to Optionee pursuant to exercise of this Option, provision must be made for the satisfaction of all requirements, if any, for withholding taxes, either by the Optionee paying to the Company the amount of withholding taxes or, if the Company consents, by withholding from the shares issued to Optionee the number of shares having a value equal to the withholding taxes due.

8.                                       Non-Transferability.  This Option may not be transferred in any manner otherwise than by Will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

9.                                       Subject to Plan.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Optionee accepts this Option subject to all the terms and provisions of the Plan.  Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Compensation Committee upon any questions arising under the Plan or this Option Agreement.

10.                                 No Rights as Shareholder.  Optionee shall have no rights as a shareholder in respect of shares of Stock as to which this Option shall not have been duly exercised and all payments and other deliveries therefor made as provided in Section 7 and shall have no rights with respect to such shares of Stock which are not expressly conferred by the Plan.

11.                                 No Right to Continued Employment.  Nothing in this Option Agreement shall confer or be deemed to confer upon Optionee the right to continue in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of Optionee with or without cause.

12.                                 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nebraska, without reference to the conflict of laws principles of such State.

13.                                 Venue.  With respect to any claim arising out of this Option, Optionee hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Nebraska and the United States District Court located in the City of Omaha, Nebraska; (b) irrevocably waives any objection which Optionee may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Option Agreement brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Optionee.

14.                                 Waiver.  Nothing in the Plan or in the Optionee’s contract of employment shall be construed as giving to Optionee a right to be designated for participation in the Plan or to receive, or be considered for, an option under the Plan.  Neither an option nor the shares to which it relates shall be pensionable for any purpose.  The rights and obligations of Optionee under the terms or conditions of his office or employment shall not be affected by Optionee’s participation in the Plan or any right Optionee may have to participate in the Plan.   An Optionee who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of Optionee’s office or employment with any SITEL group company for any reason whatsoever insofar as those rights arise, or may arise, from Optionee ceasing to have rights under, or be entitled to exercise this Option or any other option under, the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlement.  If necessary, Optionee’s terms of employment shall be varied accordingly.

[End of document]